UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

Park Dental Partners, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-42967	93-2020683
(State or other jurisdiction of	(Registration Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

2200 County Road C West, Suite 2210

Roseville, Minnesota 55113

(651) 633-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2025, Park Dental Partners, Inc. (the “Company”) priced the initial public offering (the “IPO”) of its common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $13.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-290001), as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 2, 2025 (the “Effective Date”). The IPO closed and the Common Stock was delivered on December 4, 2025.

On December 2, 2025, in connection with the pricing of the IPO, the Company and Northland Securities, Inc. (the “Representative”), as representative of the several underwriters (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to offer and sell, and the Underwriters agreed to purchase, 1,535,000 shares of the Common Stock. Pursuant to the Underwriting Agreement, the Company also: (i) agreed to issue to the Representative or its designees a warrant to purchase shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock sold in the IPO (the “Warrant”), pursuant to a warrant agreement in substantially the form attached to the Underwriting Agreement (the “Warrant Agreement”); and (ii) granted the Underwriters a 30-day option to purchase up to an additional 230,250 shares of Common Stock. The Underwriting Agreement also provides for an underwriting discount of 7% of the IPO Price, or $0.91 per share of Common Stock.

Pursuant to the Warrant Agreement, the Warrant will be exercisable at 120% of the IPO Price and may be exercised on a cashless basis. The Warrant is exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the Effective Date. Pursuant to applicable rules of the Financial Industry Regulatory Authority (“FINRA”), neither the Warrant nor any of the shares of Common Stock underlying the Warrant (the “Warrant Shares”) may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person, for a period of one hundred and eighty (180) days immediately following the closing date of the IPO, except as permitted by applicable FINRA rules. The Warrant Shares are registered pursuant to the Registration Statement but do not provide for ongoing registration rights.

The Underwriting Agreement also provides for customary lock-up arrangements, a 180-day restriction on certain issuances and transfers of the Company’s securities, and other customary provisions regarding the conduct of the offering, use of proceeds, and compliance with applicable laws and regulations. The Underwriting Agreement also contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement and the Form of Representatives’ Warrant, copies of which are filed herewith as Exhibits 1.1 and 4.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On December 2, 2025, the Company issued a press release announcing the pricing of the IPO. A copy of this press release is attached hereto as Exhibit 99.1.

On December 4, 2025, the Company issued a press release announcing the closing of the IPO. A copy of this press release is attached hereto as Exhibit 99.2.

The information provided under this Item 8.01, including the accompanying press releases, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 4, 2025, by and between Park Dental Partners, Inc. and Northland Securities, Inc., as representative of the underwriters.
4.1	Form of Representatives’ Warrant
99.1	Press Release, dated December 2, 2025, announcing pricing of IPO.
99.2	Press Release, dated December 4, 2025, announcing closing of IPO.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2025

PARK DENTAL PARTNERS, INC.

By:	/s/ Peter G. Swenson
Name: Peter G. Swenson
Title: Chief Executive Officer
Date: December 4, 2025